Exhibit 99.2

Big Rock Partners Acquisition Corp. Completes $60 Million Initial Public Offering

DELRAY BEACH, FL / ACCESSWIRE / November 22, 2017 / Big Rock Partners Acquisition Corp. (NASDAQ: BRPAU) ("Big Rock Partners" or the "Company") today announced the closing of its initial public offering of 6,000,000 units at a public offering price of $10.00 per unit, with the offering raising gross proceeds of $60,000,000. The units commenced trading on Monday, November 20, 2017, on The NASDAQ Capital Market ("Nasdaq") under the symbol "BRPAU." Each unit issued in the initial public offering consists of one share of common stock, one-half of one warrant, each whole warrant to purchase one share of common stock at a price of $11.50 per share, and one right to receive one-tenth of a share of common stock on the consummation of an initial business combination. Once the securities comprising the units begin separate trading, the common stock, warrants and rights are expected to be traded on Nasdaq under the symbols "BRPA," "BRPAW," and "BRPAR," respectively. Separate trading of the units is expected to occur on February 20, 2018, unless EarlyBirdCapital, Inc., the underwriters' representative, informs the Company of its decision to allow earlier separate trading.

EarlyBirdCapital, Inc. acted as sole book-running manager and I-Bankers Securities, Inc. acted as co-manager of the offering. Big Rock Partners has granted the underwriters a 45-day option to purchase up to 900,000 additional units to cover over-allotments, if any.

Of the proceeds received from the consummation of the initial public offering and a simultaneous private placement of 250,000 units for $2,500,000 in gross proceeds, $60,000,000 (or $10.00 per unit sold in the public offering) was placed in trust.

Akerman LLP served as counsel to the Company and Graubard Miller served as counsel to the underwriters.

Registration statements relating to these securities were declared effective by the Securities and Exchange Commission on November 20, 2017. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This public offering was made only by means of a prospectus. Copies of the prospectus relating to this offering may be obtained by contacting EarlyBirdCapital, Inc., 366 Madison Avenue, 8th Floor, New York, New York 10017. Copies of the registration statement can be accessed through the SEC's website at www.sec.gov.

About Big Rock Partners

Big Rock Partners is a blank check company formed for the purpose of entering into a merger, stock exchange, asset acquisition, stock purchase, recapitalization, reorganization, or other similar business combination with one or more businesses or entities. Although the Company's search for a target business is not limited to a particular industry or geographic region, it intends to initially focus its search on identifying a prospective target business in the senior housing and care industry in the United States.

Big Rock Partners' management team includes Richard Ackerman, Chairman, President, and Chief Executive Officer, Lori Wittman, Chief Financial Officer and Treasurer, and Bennett Kim, Chief Investment Officer and Corporate Secretary.

Forward-Looking Statements

This press release contains statements that constitute "forward-looking statements." Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company's registration statement and prospectus for the Company's offering filed with the SEC. Copies are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

Big Rock Partners Acquisition Corporation
Dawn Langford
(310) 734-2344
dlangford@bigrockpartners.com

SOURCE: Big Rock Partners Acquisition Corp.